EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Osteotech, Inc. and Subsidiaries
Eatontown, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-140569 and 333-88008) and Form S-8 (File Nos. 33-44547, 33-82782, 333-43024, 333-42383 and 333-101571, 333-108055, 333-145438 and 333-145501) of Osteotech, Inc. and Subsidiaries (the “Company”) of our reports dated March 8, 2009, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Woodbridge, New Jersey
March 8, 2009